Investor Contact:	Press Contact:
Frank Gordon	Brian Beades
212.810.5858	212.810.5596

BlackRock Kelso Capital Corporation Declares Regular Second Quarter Dividend of $0.43 per Share,
Announces March 31, 2008 Quarterly Financial Results

New York, May 8, 2008 - BlackRock Kelso Capital Corporation (NASDAQ:BKCC) (“BlackRock Kelso” or the “Company”) announced today that its Board of Directors has declared a second quarter dividend of $0.43 per share payable on June 30, 2008 to stockholders of record as of June 16, 2008.

BlackRock Kelso also announced financial results for the quarter ended March 31, 2008.

HIGHLIGHTS:

Investment Portfolio:  $1.1 billion
Net Assets:  $671 million
Net Asset Value per share:  $12.60

Portfolio Activity for the Quarter Ended March 31, 2008:
Cost of investments during period:  $94.6 million
Sales, repayments and other exits during period:  $28.0 million
Number of new portfolio companies invested:  4
Number of portfolio company exits:  2
Number of portfolio companies at end of period:  62

Operating Results for the Quarter Ended March 31, 2008 (in thousands, except per share amounts):
Net investment income:  $23,214
Net investment income per share:  $0.44
Net realized and unrealized losses:  ($62,688)
Net realized and unrealized losses per share:  ($1.19)
Net decrease in net assets from operations:  ($39,474)
Net decrease in net assets from operations per share:  ($0.75)

Portfolio and Investment Activity

During the three months ended March 31, 2008, we invested $94.6 million across 4 new and 4 existing portfolio companies.  This compares to investing $213.9 million across 9 new and 2 existing portfolio companies for the three months ended March 31, 2007.  Additionally, we received proceeds from sales and repayments of principal of approximately $28.0 million during the three months ended March 31, 2008, versus $16.5 million for the three months ended March 31, 2007.

At March 31, 2008, our net portfolio consisted of 62 portfolio companies and was invested 63% in senior secured loans, 28% in unsecured or subordinated debt securities, 5% in senior secured notes, 4% in equity investments and less than 1% in cash, cash equivalents and foreign currency.  This compares to 67% in senior secured loans, 24% in unsecured or subordinated debt securities, 5% in equity investments, 3% in senior secured notes and 1% in cash, cash equivalents and foreign currency at March 31, 2007.  Our average portfolio company investment by value was approximately $17.8 million at March 31, 2008, versus $17.4 million at March 31, 2007.  Overall portfolio credit quality remains strong, with approximately $9.3 million par amount of loans on non-accrual status at March 31, 2008.

Our weighted average yield on invested capital was 11.5% at March 31, 2008 and 12.6% at March 31, 2007, respectively.  The weighted average yields on our senior secured loans and other debt securities were 10.6% and 13.2%, respectively, at March 31, 2008, versus 12.3% and 13.7%, respectively, at March

31, 2007.  Yields on invested capital exclude common equity investments, preferred equity investments with no stated dividend rate, short-term investments, cash and cash equivalents.

We continue to have substantial capital resources available to fund additional investments.  At March 31, 2008, we had $155.1 million available under our amended and restated senior secured, multi-currency credit facility.

Since our inception of operations in July 2005, we have invested in excess of $1.6 billion across more than 100 portfolio companies in transactions involving more than 60 financial sponsors.

Results of Operations

Results comparisons are for the three months ended March 31, 2008 and March 31, 2007.

Investment Income

For the three months ended March 31, 2008 and March 31, 2007, investment income totaled $35.7 million and $25.1 million, respectively.  The increase in investment income for the three months ended March 31, 2008 reflects the growth of our portfolio as a result of the deployment of debt capital under our credit facility and equity capital from our initial public offering in July 2007.  Origination, closing and/or commitment fees associated with investments in portfolio companies are accreted into interest income over the respective terms of the applicable loans.

Expenses

Net expenses for the three months ended March 31, 2008 and March 31, 2007 were $12.5 million and $11.0 million, respectively.  Of these totals, for the three months ended March 31, 2008 and March 31, 2007, $5.2 million and $3.7 million, respectively, were interest and other credit facility expenses.  In addition, $3.7 million of performance-based incentive fees were included in these totals for the three months ended March 31, 2007.  There were no incentive fees for the three months ended March 31, 2008.  Expenses net of performance-based incentive fees and interest and other credit facility expenses for the three months ended March 31, 2008 and March 31, 2007 were $7.3 million and $4.6 million, respectively.  Net expenses for the three months ended March 31, 2007 were net of $0.9 million of base management fee waivers, which terminated upon the completion of our IPO in 2007.  These net expenses consist of base management fees (net of waivers), administrative services expenses, professional fees, director fees, investment advisor expenses, insurance expenses, amortization of debt issuance costs and miscellaneous other expenses.  The increase in expenses was driven primarily by an increase in base management fees resulting from the growth of our portfolio, an increase in other general and administrative expenses and the incurrence of borrowing costs under our credit facility.

Net Investment Income

Net investment income totaled $23.2 million and $14.0 million, or $0.44 per share and $0.36 per share, respectively, for the three months ended March 31, 2008 and March 31, 2007.

Net Realized Gains (Losses)

Total net realized gains (losses) for the three months ended March 31, 2008 and March 31, 2007 were $0.2 million and ($0.2) million, respectively.

Net Unrealized Appreciation (Depreciation)

For the three months ended March 31, 2008 and March 31, 2007, the net change in unrealized appreciation (depreciation) on our investments, foreign currency translations and cash equivalents was ($62.9) million and $3.2 million, respectively.  Net unrealized appreciation (depreciation) was ($120.5) million and $4.6 million, respectively, at March 31, 2008 and March 31, 2007.  The net change in unrealized depreciation was primarily a result of declines in market quotations for the quoted investments in our portfolio, as well as reductions in the valuations of several unquoted investments, including Tygem Holdings, Inc. We believe the declines in valuations of our investments are due primarily to instability of the credit markets and changes in the current interest rate environment.  The unrealized depreciation on investments does not have an impact on our current ability to pay distributions to stockholders.

Net Change in Net Assets from Operations

For the three months ended March 31, 2008 and March 31, 2007, the net change in net assets from operations was ($39.5) million and $17.0 million, or ($0.75) per share and $0.44 per share, respectively.

Liquidity and Capital Resources

At March 31, 2008, we had $444.9 million in borrowings outstanding and $155.1 million available for use under our credit facility, which matures in December 2010.  Today, the amount available under the $545 million facility stands at $104.0 million.

On January 14, 2008, we filed a Form N-2 registration statement with the SEC that would permit us, after it is declared effective by the SEC, to offer, from time to time, up to $1 billion of our common stock, preferred stock, debt securities, warrants representing rights to purchase shares of our common stock, preferred stock or debt securities and subscription rights.

In the future, we may raise additional equity or debt capital in the public or private markets or may securitize a portion of our investments.  The primary use of such funds is expected to be investments in portfolio companies, cash distributions to common stockholders and for other general corporate purposes.

Dividends

Dividends paid to stockholders for the three months ended March 31, 2008 and March 31, 2007 totaled $22.7 million, or $0.43 per share, and $16.4 million, or $0.42 per share, respectively.  Tax characteristics of all dividends will be reported to stockholders on Form 1099 after the end of the calendar year.

We have elected to be taxed as a regulated investment company under Subchapter M of the Internal Revenue Code. To maintain our status as a regulated investment company, we must distribute annually to our stockholders at least 90% of our investment company taxable income and at least 98% of our income (both ordinary income and net capital gains) to avoid an excise tax.  We intend to make distributions to our stockholders on a quarterly basis of substantially all of our taxable net investment income.  We also intend to make distributions of net realized capital gains, if any, at least annually.

We maintain an “opt out” dividend reinvestment plan for our common stockholders. As a result, if we declare a dividend, stockholders’ cash dividends will be automatically reinvested in additional shares of our common stock, unless they specifically “opt out” of the dividend reinvestment plan so as to receive cash dividends.

We may not be able to achieve operating results that will allow us to make dividends and distributions at a specific level or to increase the amount of these dividends and distributions from time to time. In addition, we may be limited in our ability to make dividends and distributions due to the asset coverage test for borrowings when applicable to us as a business development company under the Investment Company Act of 1940 and due to provisions in our credit facilities. If we do not distribute a certain percentage of our income annually, we will suffer adverse tax consequences, including possible loss of our status as a regulated investment company. We cannot assure stockholders that they will receive dividends and distributions at any particular level or at all.

With respect to the dividends paid to stockholders, income from origination, structuring, closing, commitment and other upfront fees associated with investments in portfolio companies in which our investment advisor on our behalf provides significant services to the portfolio company in connection with making the investment is treated as taxable income and accordingly, distributed to stockholders. For the three months ended March 31, 2008 and March 31, 2007, these fees totaled $0.8 million and $1.3 million, respectively.

Conference Call

BlackRock Kelso will host a web cast/teleconference call at 4:30 p.m. (Eastern Time) today, Thursday, May 8, 2008, to discuss its first quarter 2008 financial results.  All interested parties are welcome to participate.  You can access the teleconference by dialing, from the United States, (800) 374-0176, or from outside the United States, (706) 679-3431, shortly before 4:30 p.m. and referencing the BlackRock Kelso Capital Corporation Conference Call (ID Number 46356507).  A live, listen-only web cast will also be available via the investor relations section of www.blackrockkelso.com.

Both the teleconference and web cast will be available for replay by 8:00 p.m. (Eastern Time) today and ending at midnight on Thursday, May 15, 2008.  To access the replay of the teleconference, callers from the United States should dial (800) 642-1687 and callers from outside the United States should dial (706) 645-9291 and enter the Conference ID Number 46356507.  To access the web cast, please visit the investor relations section of www.blackrockkelso.com.

BlackRock Kelso Capital Corporation

Statements of Assets and Liabilities (Unaudited)

	March 31, 2008 (Unaudited)	December 31, 2007
Assets:
Investments at fair value:
Non-controlled/non-affiliated investments (amortized cost of $1,113,727,067 and $1,049,585,229)	$1,032,233,001	$1,018,013,709
Controlled investments (amortized cost of $41,905,183 and $38,881,854)	12,509,254	14,834,395
Affiliated investments (amortized cost of $67,028,179 and $66,907,657)	58,797,089	65,412,682

Total investments at fair value	1,103,539,344	1,098,260,786
Cash and cash equivalents	1,941,082	5,077,695
Foreign currency at fair value (cost of $518,219 and $10,291)	508,556	10,864
Interest receivable	14,266,324	14,260,266
Dividends receivable	2,566,711	1,796,615
Prepaid expenses and other assets	2,139,261	2,414,954

Total Assets	$1,124,961,278	$1,121,821,180

Liabilities:
Unrealized depreciation on forward foreign currency contracts	$1,339,002	$451,944
Credit facility payable	444,900,000	381,300,000
Interest payable on credit facility	387,561	1,508,277
Dividend distributions payable	—	3,310,606
Base management fees payable	5,566,860	5,606,213
Accrued administrative services expenses	361,450	361,118
Other accrued expenses and payables	1,299,642	1,091,153

Total Liabilities	453,854,515	393,629,311

Net Assets:
Common stock, par value $.001 per share, 100,000,000 and 40,000,000 common shares authorized, 53,275,008 and 52,825,109 issued and outstanding	53,275	52,825
Paid-in capital in excess of par	795,480,856	790,378,102
Distributions in excess of net investment income	(4,912,142)	(5,411,353)
Accumulated net realized gain	935,150	729,635
Net unrealized depreciation	(120,450,376)	(57,557,340)

Total Net Assets	671,106,763	728,191,869

Total Liabilities and Net Assets	$1,124,961,278	$1,121,821,180

Net Asset Value Per Share	$12.60	$13.78

BlackRock Kelso Capital Corporation Statements of Operations (Unaudited)
	Three months ended March 31, 2008	Three months ended March 31, 2007

Investment Income:
Interest	$34,818,337	$24,778,258
Dividends	875,634	260,477
Other income	546	13,495
Total investment income	35,694,517	25,052,230

Expenses:
Base management fees	5,566,860	3,693,075
Incentive management fees	—	3,692,649
Administrative services	293,435	218,703
Professional fees	598,330	146,591
Director fees	2,000	63,505
Investment advisor expenses	274,898	196,093
Insurance	137,583	40,931
Interest and credit facility fees	5,214,057	3,714,805
Amortization of debt issuance costs	166,195	62,705
Other	227,152	132,069
Expenses before management fee waiver	12,480,510	11,961,126
Base management fee waiver	—	(923,269)
Net expenses	12,480,510	11,037,857
Net Investment Income	23,214,007	14,014,373

Realized and Unrealized Gain (Loss):
Net realized gain (loss) on:
Investments	28,363	22,027
Foreign currency	177,152	(214,902)
Net realized gain (loss)	205,515	(192,875)
Net change in unrealized appreciation (depreciation) on:
Investments and cash equivalents	(62,007,133)	3,177,312
Foreign currency translations	(885,903)	29,470
Net change in unrealized appreciation (depreciation)	(62,893,036)	3,206,782
Net realized and unrealized gain (loss)	(62,687,521)	3,013,907
Net Increase (Decrease) in Net Assets Resulting from Operations	$(39,473,514)	$17,028,280
Net Investment Income Per Share	$0.44	$0.36
Earnings (Loss) Per Share	$(0.75)	$0.44
Basic and Diluted Weighted-Average Shares Outstanding	52,830,053	38,501,302

About BlackRock Kelso Capital Corporation

BlackRock Kelso Capital Corporation is a business development company formed in early 2005 by its management team, BlackRock, Inc. and principals of Kelso & Company, to provide debt and equity capital to middle-market companies.

The Company's investment objective is to generate both current income and capital appreciation through debt and equity investments.  The Company invests primarily in middle-market companies in the form of senior and junior secured and unsecured debt securities and loans, each of which may include an equity component, and by making direct preferred, common and other equity investments in such companies.

Forward-Looking Statements

This press release, and other statements that BlackRock Kelso Capital may make, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act, with respect to BlackRock Kelso Capital’s future financial or business performance, strategies or expectations. Forward-looking statements are typically identified by words or phrases such as “trend,” “potential,” “opportunity,” “pipeline,” “believe,” “comfortable,” “expect,” “anticipate,” “current,” “intention,” “estimate,” “position,” “assume,” “outlook,” “continue,” “remain,” “maintain,” “sustain,” “seek,” “achieve,” and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “may” or similar expressions. The information contained on our website is not a part of this press release.

BlackRock Kelso Capital cautions that forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made, and BlackRock Kelso Capital assumes no duty to and does not undertake to update forward-looking statements. Actual results could differ materially from those anticipated in forward-looking statements and future results could differ materially from historical performance.

In addition to factors previously disclosed in BlackRock Kelso Capital's Securities and Exchange Commission ("SEC") reports and those identified elsewhere in this press release, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: (1) our future operating results; (2) our business prospects and the prospects of our portfolio companies; (3) the impact of investments that we expect to make; (4) our contractual arrangements and relationships with third parties; (5) the dependence of our future success on the general economy and its impact on the industries in which we invest; (6) the ability of our portfolio companies to achieve their objectives; (7) our expected financings and investments; (8) the adequacy of our cash resources and working capital; (9) the timing of cash flows, if any, from the operations of our portfolio companies; (10) the ability of the Advisor to locate suitable investments for us and to monitor and administer our investments; (11) the ability of the Advisor to attract and retain highly talented professionals; (12) fluctuations in foreign currency exchange rates; and (13) the impact of changes to tax legislation and, generally, our tax position.

BlackRock Kelso Capital’s Annual Report on Form 10-K for the year ended December 31, 2007 filed with the SEC identifies additional factors that can affect forward-looking statements.

Available Information

BlackRock Kelso Capital’s filings with the SEC, press releases, earnings releases and other financial information are available on its website at www.blackrockkelso.com

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